Exhibit 99.1

Investor Relations Contact:

David J. Rodgers, Senior VP and Chief Financial Officer

(414) 259-5333

Briggs & Stratton Corporation Announces Pricing of $225 Million of Senior Notes

MILWAUKEE, December 15, 2010 /PRNewswire / – Briggs & Stratton Corporation (NYSE:BGG) (the “Company”) announced today that it has priced a public offering of $225 million aggregate principal amount of its senior notes due 2020, which will bear interest at a rate of 6.875%. The offering is being made pursuant to a shelf registration statement and is expected to close on December 20, 2010.

The Company intends to use the net proceeds from the offering to redeem its outstanding 8.875% Senior Notes due March 15, 2011 and to pay fees and expenses in connection with the offering and redemption and for general corporate purposes.

BofA Merrill Lynch and J.P. Morgan acted as joint book-running managers for the offering.

The Company has filed a registration statement (including a prospectus and related preliminary prospectus supplement for the offering) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the applicable preliminary prospectus supplement and the accompanying prospectus for more complete information about the Company and this offering. You may get these documents for free by visiting the SEC website at www.sec.gov. Alternatively, copies may be obtained from BofA Merrill Lynch at 4 World Financial Center, New York, NY 10080, Attention: Syndicate Operations or by calling 800-294-1322 or emailing: dg.prospectus_requests@baml.com.

This press release is not an offer to sell these securities and is not soliciting an offer to buy these securities, nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus.

About Briggs & Stratton Corporation:

Briggs & Stratton Corporation, headquartered in Milwaukee, Wisconsin, is the world’s largest producer of gasoline engines for outdoor power equipment. Its wholly owned subsidiary Briggs & Stratton Power Products Group, LLC is North America’s number one manufacturer of portable generators and pressure washers, and is a leading designer, manufacturer and marketer of lawn and garden and turf care through its Simplicity®, Snapper®, Ferris®, Murray® and Victa® brands. The Company’s products are designed, manufactured, marketed and serviced in over 100 countries on six continents.

Safe Harbor Statement:

This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. The words “anticipate”, “believe”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “objective”, “plan”, “project”, “seek”, “think”, “will”, and similar expressions are intended to identify forward-looking statements. The forward-looking statements are based on the Company’s current views and assumptions and involve risks and uncertainties that include, among other things, the ability to successfully forecast demand for our products and appropriately adjust our manufacturing and inventory levels; changes in our operating expenses; changes in interest rates; the effects of weather on the purchasing patterns of consumers and original equipment manufacturers (OEMs); actions of engine manufacturers and OEMs with whom we compete; the seasonal nature of our business; changes in laws and regulations, including environmental, tax, pension funding and accounting standards; the ability to secure adequate working capital funding and meet related covenants; work stoppages or other consequences of any deterioration in our employee relations; work stoppages by other unions that affect the ability of suppliers or customers to manufacture; acts of war or terrorism that may disrupt our business operations or those of our customers and suppliers; changes in customer and OEM demand; changes in prices of raw materials and parts that we purchase; changes in domestic economic conditions, including housing starts and changes in consumer confidence; changes in the market value of the assets in our defined benefit pension plan and any related funding requirements; changes in foreign economic conditions, including currency rate fluctuations; the actions of customers of our OEM customers; the ability to bring new productive capacity on line efficiently and with good quality; the ability to successfully realize the maximum market value of assets that may require disposal if products or production methods change; new facts that come to light in the future course of litigation proceedings which could affect our assessment of those matters; and other factors that may be disclosed from time to time in our SEC filings or otherwise, including the factors discussed in the Company’s prospectus supplement, dated December 13, 2010 and Item 1A, Risk Factors, of the Company’s Annual Report on Form 10-K and in its periodic reports on Form 10-Q. Some or all of the factors may be beyond our control. We caution you that any forward-looking statement reflects only our belief at the time the statement is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made.

SOURCE Briggs & Stratton Corporation

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